UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2011

GSI COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 First Avenue, King of Prussia, Pennsylvania	19406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-491-7000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

As previously disclosed on the GSI Commerce, Inc. (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2011 (the “Previous 8-K”), the Board of Directors of the Company approved the entry into a change in control agreement with Mr. Damon Mintzer (“Mintzer”), the Company’s Executive Vice President, Strategic Business Development. The Previous 8-K provided that such change in control agreement would be in the form of change in control agreement that was previously filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 3, 2010 and is incorporated herein by reference (the “Form Change in Control Agreement”). On May 3, 2011, Mintzer and the Company entered into the Change in Control Agreement (the “Agreement”) attached hereto as Exhibit 10.1 which has been modified from the Form Change in Control Agreement. The Agreement is effective as of March 27, 2011 through December 31, 2014 (the “Term”) and the material terms of the Agreement are set forth below.

Salary, Bonus and Benefits

Under the terms of the Agreement, the Company will pay Mintzer a monthly base salary of $37,013.17 and Mintzer will have a target annual bonus equal to 75% of his annual base salary. Mintzer will be eligible to participate in all benefit plans or programs offered to the Company’s management level personnel and will be eligible for paid personal time-off of 25 days per year.

Termination due to Death, Disability or for Cause

In the event Mintzer dies, or his employment is terminated by the Company due to his disability or for Cause, he shall receive payment for his accrued and unpaid base salary and benefits through the date of death or termination, as applicable; provided, however, that upon a termination by the Company due to disability, Mintzer may continue to receive his base salary and benefits for a period of 180 days following the start of the disability, subject to an offset for any amounts received by Mintzer under any disability insurance policy.

“Cause” will exist if Mintzer: (i) engages in fraud, misappropriation, or embezzlement; (ii) engages in willful, reckless or grossly negligent conduct; (iii) violates any law, rule or regulation of any governmental or regulatory authority; (iv) is convicted of, or enters a plea of guilty or nolo contendere to, any felony, or (v) breaches any written material agreement with the Company and fails to remedy such breach within 30 days of a written notice.

Voluntary Resignation and Involuntary Termination by the Company Without Cause

In the event that Mintzer is involuntarily terminated by the Company without Cause or if he resigns for any reason or no reason he will be entitled to: (i) his base salary for a period of 12 months; and (ii) assuming he timely elects COBRA health continuation coverage, the Company will continue to pay the same percentage of the COBRA health premiums for Mintzer and his dependants (where applicable) until the earliest of the (1) 12 months following the date of termination, (2) the expiration of the continuation coverage under COBRA, or (3) the date Mintzer becomes eligible for health insurance benefits of a subsequent employer. In addition to the above mentioned severance benefits, in the event of an involuntary termination by the Company without Cause, Mintzer will also be entitled to receive a pro-rated portion of his annual bonus, if any, for the year in which termination occurs. Receipt of the foregoing payments and benefits is subject to Mintzer’s execution and nonrevocation of a release.

Involuntary Termination by the Company Without Cause; Resignation by Mintzer for Good Reason in Connection With a Change in Control

If during the period 90 days before or 730 days after a change in control Mintzer is terminated by the Company without Cause or Mintzer resigns for Good Reason, he will be paid severance benefits equal to the benefits that he would have received if his employment was involuntarily terminated without Cause in the absence of a change in control and as described above. In addition, all equity awards held by Mintzer will immediately become fully vested and exercisable and all restrictions set forth in these equity awards related to the passage of time and/or continued employment will immediately lapse and Mintzer will have continued exercisability for the remainder of the term of such equity awards. Receipt of the foregoing payments and benefits is subject to Mintzer’s execution and nonrevocation of a release.

For purposes of the Agreement “Good Reason” means the occurrence of one or more of the following: (i) a material reduction, assignment that are substantially inconsistent, or removal of duties, positions, titles, offices, authority or responsibilities in effect immediately before the change in control; (ii) a reduction in base salary; (iii) a reduction of bonus, cash incentive compensation opportunity, equity award or other non-cash incentive opportunities, or benefits other than base salary in effect immediately prior to the change in control; (iv) the failure to timely pay compensation or benefits; (v) a relocation of Mintzer’s principal place of employment resulting in an increase of more than 30 miles in a one-way commute; (vi) any material breach of this Agreement by the Company; or (vii) the failure by the Company to obtain, before the change in control, an agreement from any successors and assigns to assume performance of this Agreement; provided, however, that any such termination will be subject to a notice and 10 day cure period.

If any payment Mintzer would receive under the Agreement or otherwise constitutes a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payment will be reduced to an amount that yields the largest net payment to Mintzer (after taking into account all applicable federal, state, and local employment taxes, income taxes and the excise tax, all computed at the highest applicable rate).

The Agreement provides that Mintzer will be subject to standard confidentiality and nondisclosure covenants during the Term and will be bound to non-competition and non-solicitation restrictive covenants during the period of time in which the Company is paying Mintzer any severance or separation compensation. The foregoing summary is qualified in its entirety by reference to the complete text of the Agreement that is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1	Change in Control Agreement, dated as of May 3, 2011, by and between GSI Commerce, Inc. and Damon Mintzer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.

May 6, 2011

By: /s/ Michael R. Conn
Name: Michael R. Conn
Title: Executive Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Change in Control Agreement, dated as of May 3, 2011, by and between GSI Commerce, Inc. and Damon Mintzer.